UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported): February 8, 2013

NeoMedia Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Arapahoe, Suite 9, Boulder CO	80302
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	303.546.7946

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Debenture Extension Agreement, February 4, 2013

On February 4, 2013, NeoMedia Technologies, Inc., a Delaware corporation (the “Company” ), entered into a Debenture Extension Agreement (the “Agreement”), a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein, with YA Global Investments, LP f/k/a Cornell Capital Partners (“YA”), to extend the maturity dates of certain secured convertible debentures (collectively, the “Debentures”) to August 1, 2014 subject to the conditions outlined in the Agreement. One of these conditions includes cancelling 1.4 billion of the 1.9 billion warrants assigned to YA. The Debentures as listed in the Acknowledgement of Indebtedness and Schedule 1 of the Agreement were initially filed with the SEC at the time of issuance by the Company.

ITEM 7.01. Regulation FD Disclosure.

In connection with the execution of the Agreement, the Company issued a press release (the “Press Release”) announcing the Agreement on February 5, 2013. A copy of the Press Release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

ITEM 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits .

EXHIBIT	DESCRIPTION	LOCATION

Exhibit 10.1	Debenture Extension Agreement, dated February 4, 2013, by and between the Company and YA Global Investments, L.P.	Provided Herewith

Exhibit 99.1	Press Release regarding Debenture Extension Agreement	Provided Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2013	NEOMEDIA TECHNOLGIES, INC.

	By:	/s/ Laura Marriott
	Name:	Laura Marriott
	Its:	Chief Executive Officer

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